Exhibit 1.1

CACHE, INC.

8,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

May 28, 2014

B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800

Los Angeles, CA 90025

Ladies and Gentlemen:

Cache, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to B. Riley & Co., LLC (the “Underwriter”), pursuant to the terms of this Underwriting Agreement (this “Agreement”), an aggregate of 8,000,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriter the option to purchase from the Company up to an additional 1,200,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The Shares are described in the Prospectus referred to below.

The Company and the Underwriter agree as follows:

1.                                      Sale and Purchase.  On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell the Firm Shares to the Underwriter, and the Underwriter agrees to purchase from the Company the Firm Shares. The pricing terms of the purchase of the Firm Shares by the Underwriter and the pricing terms of the offering of the Firm Shares to the public are as set forth in Schedule A hereto.

In addition, the Company hereby grants to the Underwriter the option to purchase, and upon the basis of the warranties, representations and agreements contained herein and subject to the terms and conditions herein set forth, the Underwriter shall have the right to purchase from the Company, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments, if any, made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriter to the Company for the Firm Shares.  This option may be exercised by the Underwriter at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date, the “Additional Closing Date” and such time of such date, the “Additional Time of Purchase”); provided, however, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.

2.                                      Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Underwriter that:

(a)                                 The Company has prepared and on March 25, 2014 (the “Initial Filing Date”), filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-194805), which was declared effective by the Commission as of April 28, 2014 (the “Effective Date”), including a base prospectus relating to the securities registered pursuant to such Registration Statement (the “Base Prospectus”), and such amendments and supplements thereto as may have been required to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations.  The term “Prospectus” as used in this Agreement means the prospectus in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriter by the Company for use in connection with the offering and sale of the Shares which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriter for such use.  Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the last to occur of the Effective Date, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed.  If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration

Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)                                 As of the Applicable Time (as defined below) and as of the Time of Purchase and any Additional Time of Purchase, as the case may be, none of (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below) issued at or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, or (iii) the bona fide electronic road show, if any (as defined in Rule 433(h)(5) of the Rules and Regulations), that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted, or as of the Time of Purchase or Additional Time of Purchase, as the case may be, will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the “Underwriter’s Information” which is defined as the information set forth in Section 15.  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:15 a.m. , New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus identified on Schedule D to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Base Prospectus as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, in each case immediately prior to the Applicable Time.

(c)                                  No order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus relating to the offering of the Shares (the “Offering”) has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(d)                                 At the time the Registration Statement became effective, at the date of this Agreement and at the Time of Purchase and any Additional Time of Purchase, as the case may be, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the Time of Purchase and any Additional Time of Purchase, as the case may be, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(e)                                  Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriter as described in Section 4(c), did not, does not and will not include (i) any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or (ii) an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in, or omissions from, any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriter’s Information.

(f)                                   The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, the Rules and Regulations and the rules and regulations of the Commission under the Exchange Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)                                  The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Registration Statement, the Pricing Prospectus, the Prospectus, any General Use Free Writing Prospectuses and any Limited Use Free Writing Prospectuses reviewed and consented to by the Underwriter (which consent shall not be unreasonably withheld, conditioned or delayed).  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as defined in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)                                 Each of the Company and its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation or other legal entity in good standing (or the foreign equivalent thereof) under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all power and authority (corporate or other) necessary to own or hold its properties and to conduct the businesses in which each is engaged, except where the failure to so qualify or have such power or authority would not (i) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets or business of the Company and its Subsidiaries, taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company owns or controls, directly or indirectly, the corporations, partnerships, or other entities listed on Schedule B attached hereto, each of which constitutes a “significant subsidiary” of the Company within the meaning of Rule 1-02 of Regulation S-X of the Commission (each, a “Subsidiary” and, collectively, the “Subsidiaries”). The Company has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

(i)                                     The shares of Common Stock to be issued and sold by the Company to the Underwriter have been duly and validly authorized and the shares of Common Stock, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(j)                                    The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, General Disclosure Package and the Prospectus.  The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  Except as disclosed in the General Disclosure Package, since the Initial Filing Date, the Company has not issued any equity securities, other than Common Stock issued pursuant to the exercise of stock options or settlement of restricted stock units previously outstanding under the Company’s equity compensation plans or the issuance of Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance in all material respects with United States federal and applicable state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(k)                                 The membership interests, capital stock, partnership interests or other similar equity interests, as applicable, of each Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package, are owned by the Company directly, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(l)                                     The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under or pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject that is material to the Company and its Subsidiaries, taken as a whole, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its Subsidiaries or any material violation of the provisions of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

(m)                             No consent, approval, authorization or order of, or qualification or filing with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the by-laws, rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the NASDAQ Stock Market in connection with the offer and sale of the Shares.

(n)                                 Mayer Hoffman McCann CPAs, who has audited certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, Mayer Hoffman McCann CPAs has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(o)                                 The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations which has not been included or incorporated as so required.

(p)                                 Since the date of the most recent unaudited financial statements (dated March 29, 2014) included or incorporated by reference in the General Disclosure Package, there has not been a Material Adverse Effect, nor has there been any development that would be reasonably expected to have a Material Adverse Effect, other than is set forth or contemplated in the General Disclosure Package.

(q)                                 There is no legal or governmental proceeding, action, suit or claim pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties or assets of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in the General Disclosure Package or proceedings that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or (ii) that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described therein or filed as required.   For the purposes of this Agreement, “Company’s knowledge” means the actual knowledge of the executive officers (as defined in Exchange Act Rule 3b-7) of the Company or its Subsidiaries, after reasonable due inquiry.

(r)                                    Neither the Company nor any of its Subsidiaries is or, after giving effect to the Offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(s)                                   Neither the Company, its Subsidiaries nor any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly any action designed or intended to stabilize or manipulate the price of any security of the Company, or which cause or resulted in, or which would in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(t)                                    Neither the Company nor its Subsidiaries own any real property.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects of title except such as are described in the General Disclosure Package or would not individually or in the aggregate have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the General Disclosure Package or would not have a Material Adverse Effect.

(u)                                 Except as disclosed in the General Disclosure Package, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the Company’s knowledge there is no pending investigation which might lead to such a claim.

(v)                                 The Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the General Disclosure Package and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property Rights”), except where the failure to own, license or have such rights would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and the Subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights, except such as will not individually or in the aggregate have a Material Adverse Effect

(w)                               The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act applicable to the Company and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Company’s internal control over financial reporting is effective, and since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)                                 No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries, on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and which is not so described.

(y)                                 No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act because of the filing or effectiveness of the Registration Statement.

(z)                                  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and any letter of understanding between the Company and the Underwriter) that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package or the Prospectus.

(aa)                          No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General

Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bb)                          The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, as applicable.  As of the filing date of the Registration Statement and as of any update of the Registration Statement pursuant to Section 10(a)(3) of the Securities Act (including the filing of any Annual Report on Form 10-K), the Company was eligible to file a “shelf” Registration Statement on Form S-3 with the Commission.  The Company and the transactions contemplated by this Agreement meet the requirements for, and comply with the conditions for the use of, Form S-3 under the Securities Act, including but not limited to Instruction I.B.6 of Form S-3. The aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405 of the Rules and Regulations) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Rules and Regulations, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was at least $48,670,531 (calculated by multiplying (x) the highest price at which the common equity of the Company closed on NASDAQ (as defined below) within 60 days of the date of this Agreement times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 of the Rules and Regulations) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Global Select Market (“NASDAQ”), and the Company has taken no action designed to, or reasonably likely to, have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from NASDAQ, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.  Other than with respect to the filing of a notice of listing of additional shares with NASDAQ, no consent, approval, authorization or order of, or filing, notification or registration with, NASDAQ is required for the listing and trading of the shares of Common Stock on NASDAQ.

(cc)                            The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect.

(dd)                          None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including by making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(ee)                            The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any court or governmental agency or body, domestic or foreign (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any such court or governmental agency or body, domestic or foreign, involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(ff)                              None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(gg)                            The statistical and market related data included in the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived;

(hh)                          Neither the Company nor any Subsidiary directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA;

(ii)                                  No approval of the stockholders of the Company under the rules and regulations of NASDAQ is required in connection with the transactions contemplated hereby; and

(jj)                                Except as described in the General Disclosure Package, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified equity compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

Any certificate signed by or on behalf of the Company and delivered to the Underwriter or to counsel for the Underwriter shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

3.             The Closing.

(a)           Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to the Underwriter through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriter. Such payment and delivery shall be made at 1:00 P.M., New York time, on June 2, 2014, or such earlier date as agreed to by the Underwriter and the Company (such date, the “Closing Date”).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “Time of Purchase.” Electronic transfer of the Firm Shares shall be made to the Underwriter at the Time of Purchase in such names and in such denominations as the Underwriter shall specify.

(b)           Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to the Underwriter at the Additional Time of Purchase in such names and in such denominations as the Underwriter shall specify.

(c)           Delivery of the documents required to be delivered to the Underwriter pursuant to Sections 4 and 6 hereof shall be at 1:00 P.M., New York time, on the Closing Date or the Additional Closing date, as the case may be, at the offices of the Underwriter as first set forth above.

4.             Further Covenants and Agreements of the Company.  The Company covenants and agrees with the Underwriter as follows:

(a)           To prepare the Rule 462(b) Registration Statement, if necessary, in a form reasonably acceptable to the Underwriter and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on rules 430A, 430B and 430C and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Underwriter promptly of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus in connection with this Offering and to provide a draft of any such amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to the Underwriter for review within an amount of time that is reasonably practical under the circumstances and prior to filing; to advise the Underwriter, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed in connection with the Offering or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriter with copies thereof; to file within the time periods prescribed by the Exchange Act, including any extension thereof, all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be; to advise the Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)           That, unless it obtains the prior consent of the Underwriter, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations unless the prior written consent of the Underwriter has been received (each, a “Permitted Free Writing Prospectus”).  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and that it has and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping.

(c)           If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at  any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriter, and upon the Underwriter’s request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance (except to the extent such omission or misstatement results from the Underwriter’s Information, in which case such amendment or supplement will be made at the Underwriter’s expense).  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter.

(d)           To the extent not available on the Commission’s EDGAR system, to make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement of the Company and its consolidated Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(e)           To take promptly from time to time such actions as the Underwriter may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Underwriter may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(f)            That the Company will not, for a period of ninety (90) days from the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Underwriter, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock or any equity awards (including the issuance of Common Stock upon exercise or settlement of such equity awards) pursuant to the Company’s employee benefit plans, stock option and employee stock purchase plans or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and (iii) the issuance of Common Stock pursuant to the vesting or exercises of options, restricted stock units, warrants or rights outstanding on the date hereof.  The Company will cause each director and executive officer listed in Schedule C to furnish to the Underwriter, prior to the Closing Date, a letter, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap or other agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities, during the period of sixty (60) days from the date of the Prospectus, without the prior written consent of the Underwriter.  The Company also agrees that during the Lock-up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for registration statements on Form S-8 relating to employee benefit plans and registration statements registering securities issued by the Company pursuant to (iv) above.  The Company hereby agrees that (A) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen days of the Lock-Up Period, or (B) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (f) shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(g)           To supply the Underwriter with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(h)           Prior to the Time of Purchase and the Additional Time of Purchase, if any, not to issue any press release or other communication directly or indirectly or hold any press conference (other than the Company’s customary quarterly press release and conference call) without the prior written consent of the Underwriter (which consent shall not be unreasonably withheld, conditioned or delayed), unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law or applicable stock exchange rules.

(i)            Until the Underwriter shall have notified the Company of the completion of the Offering of the Shares, the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(j)            Not to take any action prior to the Closing Date or the Additional Closing Date, if any, which would require the Prospectus to be amended or supplemented pursuant to Section 4.

(k)           To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(l)            To use its reasonable best efforts to list, effect and maintain (as applicable), subject to notice of issuance, the Common Stock on NASDAQ.

(m)          To use its reasonable best efforts to assist the Underwriter with any filings with FINRA and obtaining any required clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter.

(n)           To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Time of Purchase or the Additional Time of Purchase, as applicable and to satisfy all conditions precedent to the delivery of the Shares.

(o)           Until the Underwriter shall have notified the Company of the completion of the Offering, the Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

5.             Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Underwriter, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated: (a) the costs incident to the authorization, issuance, sale and delivery of the Shares to the Underwriter and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein; (d) the reasonable and documented fees and expenses incurred in connection with securing any required review by FINRA and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel for the Underwriter) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing wrappers and blue sky memoranda; (g) all fees and expenses of the registrar and transfer agent of the Shares; and (h) all other costs and expenses of the Company and the Underwriter incident to the Offering by, or the performance of the obligations of, the Company and the Underwriter under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel, Underwriter’s counsel in an amount not to exceed $40,000, which shall include fees and expenses incurred pursuant to clause (d) hereof, and the Company’s independent accountants and the travel and other reasonable expenses incurred by Company and the Underwriter’s personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriter on the Company’s behalf (which will be promptly reimbursed)).

6.             Conditions to the Obligations of the Underwriter, and the Sale of the Shares.  The obligations of the Underwriter hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and at the Time of Purchase and at any Additional Time of Purchase, as the case may be, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)           No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriter; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)           The Underwriter shall not have discovered and disclosed to the Company on or prior to the Time of Purchase or any Additional Time of Purchase, as the case may be, that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriter, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)           All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriter, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

(d)           Each of Thompson Hine LLP and the General Counsel of the Company shall have furnished to the Underwriter such counsel’s written opinion, as counsel to the Company, addressed to the Underwriter and dated the Closing Date or the Additional Closing Date, as the case may be, in each case in the form agreed as of the date hereof.

(e)           The Company shall have furnished to the Underwriter a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, of its Chief Executive Officer and its Chief Financial Officer stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus which is not contained therein, (ii) to the best of their knowledge after reasonable investigation, as of such date, the representations and warranties of the Company in this Agreement are true and correct in all material respects, except that any such representation or warranty shall be true and correct in all respects where such representation or warranty is qualified with respect to materiality, and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such date, and (iii) there has not been, subsequent to the date of the most recent unaudited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Effect, except as set forth in the Prospectus.

(f)            Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company nor any of its Subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (f), is, in the judgment of the Underwriter, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(g)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect; and no injunction, restraining order or order of any other nature by any United States federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or result in a Material Adverse Effect.

(h)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or NASDAQ or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by United States federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(i)            To the extent required by the applicable rules, the Company will file the necessary notification of listing of additional shares with NASDAQ.

(j)            The Underwriter shall have received the written agreements, substantially in the form of Exhibit A hereto, of the directors and executive officers of the Company listed in Schedule C to this Agreement.

(k)           On the date of the Prospectus Supplement at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Purchase or Additional Time of Purchase, Mayer Hoffman McCann CPAs shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you (the executed copy of the letters delivered prior to the execution of this Agreement are attached as Exhibit B hereto).

(l)            Prior to the Time of Purchase and the Additional Time of Purchase, as the case may be, the Company shall have furnished to the Underwriter such further information, opinions, certificates, letters or documents as the Underwriter shall have reasonably requested, including a Secretary’s Certificate.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.             Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless the Underwriter, each of its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and their respective affiliates, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, out-of-pocket expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, (B) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law applicable to the transactions contemplated by this Agreement, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other out-of-pocket expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding, as such fees and out-of-pocket expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, out-of-pocket expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, the Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information.  This indemnity agreement is not exclusive and will be in addition to any liability, which the Company may otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)           The Underwriter shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, out-of-pocket expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, out-of-pocket expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriter’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to the Company Indemnified Parties.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriter under this Section 7(b) exceed the total compensation received by the Underwriter in accordance with Section 1.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation which shall remain the expense of the Company) shall be at the expense of such indemnified party unless (i) in the case of a Underwriter Indemnified Party, the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a), or (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Underwriter if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.

Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, or if its consent has been unreasonably withheld or delayed, or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the Offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the

Underwriter on the other with respect to such Offering shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company bear to the total compensation received by the Underwriter in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of the Underwriter for use in any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriter’s Information.  The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), the Underwriter shall not be required to contribute any amount in excess of the total compensation received by the Underwriter hereunder less the amount of any damages which the Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             Termination.

The obligations of the Underwriter hereunder may be terminated by the Underwriter, in its absolute discretion by written notice received by the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Section 6(f), Section 6(g) or Section 6(h) have occurred.

If the sale to the Underwriter of the Shares, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to the Underwriter in respect of the Shares not so delivered (except to the extent provided in Sections 5 and 7 hereof).

9.             Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)           the Underwriter’s responsibility to the Company is solely contractual in nature, the Underwriter has been retained solely to act as Underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters;

(b)           the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriter, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)           the Underwriter has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby;

(d)           the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company with respect thereto;

(e)           the Underwriter has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering;

(f)            it has been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriter has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(g)           it waives, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

10.          Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Underwriter, the Company, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the indemnities of the Underwriter shall be for the benefit of the Company Indemnified Parties.  It is understood that the Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriter does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

11.          Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Underwriter, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution agreements contained in Section 7 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

12.          Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriter, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to B. Riley & Co., LLC, Attention: Tom Kelleher, 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA, 90025; and

(b)           if to the Company, shall be delivered or sent by mail, facsimile transmission, overnight courier or email to Cache, Inc., Attention: Anthony DiPippa, 256 West 38th Street, New York, New York 10018.

13.          Definition of Certain Terms.  For purposes of this Agreement “business day” means any day on which NASDAQ is open for trading.

14.          Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriter each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Underwriter each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Underwriter.  The Company and the Underwriter each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriter and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

15.          Underwriter’s Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriter’s Information consists solely of the following information in the Prospectus: (i) the sixth paragraph of the cover page regarding delivery of the Shares, (ii) the fifth paragraph under the heading “Underwriting” regarding certain terms of the offering of the Shares and (iii) the fifteenth and seventeenth paragraphs related to stabilizing transactions and passive market making under the heading “Underwriting”.

16.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17.          General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Underwriter.

18.          Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

[continued on next page]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriter, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CACHE, INC.

		By:	/s/ Anthony DiPippa
Name: Anthony DiPippa
Its: Chief Financial Officer

Accepted as of the date first above written:

B. RILEY & CO., LLC

By:	/s/ Bryant Riley
Name: Bryant Riley
Its: Chairman

SCHEDULE A

Pricing Information

Number of Shares to be Sold:  8,000,000

Public Offering Price:  $1.75 per Share

Underwriting Discount:  $0.105 per Share

Proceeds to Company (before expenses):  $1.645 per Share

SCHEDULE B

List of Subsidiaries

Cache of Las Vegas, Inc.

Cache of Virginia, Inc.

SCHEDULE C

List of Directors and Executive Officers

Jay Margolis

Gene G. Gage

Michael F. Price

Charles J. Hinkaty

Robert C. Grayson

J. David Scheiner

Anthony DiPippa

SCHEDULE D

Free Writing Prospectus(es)

None.

EXHIBIT A

Form of Lock-Up Agreement

As of [      ], 2014

B. Riley & Co., LLC
11100 Santa Monica Blvd.
Suite 800

Los Angeles, CA 90025

Re:   Cache, Inc. - Public Offering of Shares

Dear Sirs:

In order to induce B. Riley & Co., LLC (“B. Riley”) to enter into an underwriting agreement with Cache, Inc., a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), the undersigned hereby agrees that for a period (the “lock-up period”) of 60 days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission in connection with such Offering (the “Prospectus Supplement”), the undersigned will not, without the prior written consent of B. Riley, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which are deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) transactions relating to any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock acquired from the Company in the Offering or in open market transactions after the completion of the Offering, (b) transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, (c) in the case of a natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by will or intestate succession or to any trust or partnership for the direct or indirect benefit of the undersigned or any member of the immediate family of the undersigned, (d) in the case of a non-natural person, distributions of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock to general or limited partners or stockholders or members of the undersigned, (e) in the case of a non-natural person, transfers of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (A) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Agreement or (B) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value, (f) the “net” exercise of outstanding options or warrants to purchase Common Stock in accordance with their terms, or (g) transfers pursuant to a sale or an offer to purchase 100% of the outstanding Common Stock, whether pursuant to a merger, tender offer or otherwise, to a third party or group of third parties; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d) or (e), each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement; and provided, further, that any Common Stock acquired upon the net exercise of options or warrants described in clause (f) above shall be subject to the restrictions imposed by this Agreement.  For the purposes of this paragraph, “immediate family” shall mean spouse, domestic partner, lineal descendant (including adopted children), father, mother, brother or sister of the transferor.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the 60 day period following the date of the Prospectus Supplement, any and all rights, if any, to request or demand registration pursuant to the Securities Act of 1933, as amended, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares.  In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

If (i) the Company notifies B. Riley in writing that it does not intend to proceed with the Offering, (ii) for any reason the Offering is terminated prior to the payment for and delivery of the Common Stock or (iii) the Offering shall not have been completed by June 16, 2014, then upon the occurrence of any such event, this Agreement shall immediately be terminated and the undersigned shall be released from its obligations hereunder.

[Signatory]

By:
Name:
Its:

B-2